UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

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Check the appropriate box:

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     14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Under Rule 14a-12


                            STANDARD MOTOR PRODUCTS
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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     previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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

                          STANDARD MOTOR PRODUCTS, INC.
                            37-18 Northern Boulevard
                        Long Island City, New York 11101


                                 April 19, 2005


To Our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of Standard Motor Products, Inc. to be held in the offices of JPMorgan Chase, One Chase Manhattan Plaza, New York, NY 10081, on Thursday, May 19, 2005 at 2:00 p.m. (New York Time).

     At the Annual Meeting, you will be asked to (a) elect nine directors, (b) consider and vote upon a stockholder proposal concerning preferred share purchase rights, and (c) ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for our 2005 fiscal year. The formal notice of the Annual Meeting, the Proxy Statement and the Proxy Card are enclosed. We have also enclosed a copy of our Annual Report to Stockholders, which includes our Form 10-K for our 2004 fiscal year.

     You will notice in reading the Proxy Statement that John L. Kelsey, a director of the Company since 1964, is retiring from the Board of Directors effective as of the date of the Annual Meeting. We want to express our deep appreciation to him for his valuable contributions to the Company during the past 40 years and wish him a well-deserved retirement. Our Nominating and Corporate Governance Committee of the Board of Directors has nominated Roger M. Widmann as a director to replace Mr. Kelsey. Mr. Widmann previously served as the Chairman of the Board of Lydall, Inc., a manufacturing company, was a principal of Tanner & Co., Inc., an investment banking firm, and was a Senior Managing Director of Chemical Securities Inc., a subsidiary of Chemical Banking Corporation (now JPMorgan Chase).

     YOUR VOTE IS IMPORTANT! The Board of Directors appreciates and encourages
     ----------------------
stockholder participation in the Company's affairs and invites you to attend the Annual Meeting in person. It is important, however, that your shares be represented at the Annual Meeting in any event, and for that reason, we ask that whether or not you expect to attend the Annual Meeting, you take a moment to complete, date, sign and return the accompanying proxy in the enclosed postage-paid envelope. You should be aware that only votes cast "FOR" or "AGAINST" a proposal are used in determining the results of a vote.

     On behalf of the Board of Directors, I would like to thank you for your continued support of the Company, and I look forward to seeing you at the Annual Meeting.


                                                       Sincerely,

                                                       /s/ Lawrence I. Sills

                                                       Lawrence I. Sills
                                                       Chairman of the Board and
                                                       Chief Executive Officer

                          STANDARD MOTOR PRODUCTS, INC.
                            37-18 Northern Boulevard
                        Long Island City, New York 11101

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held on May 19, 2005


To our Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of STANDARD MOTOR PRODUCTS, INC. (the "Company") will be held in the offices of JPMorgan Chase, One Chase Manhattan Plaza, New York, NY 10081, on Thursday, May 19, 2005 at 2:00 p.m. (New York Time). The Annual Meeting will be held for the following purposes:


     1. To elect nine directors of the Company, all of whom shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified;

     2. To consider and vote upon a stockholder proposal concerning preferred share purchase rights;

     3. To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005; and

     4. To transact such other business as may properly come before the Annual Meeting.


     Whether or not you plan to attend the Annual Meeting, please vote, date and sign the enclosed proxy, which is solicited by the Board of Directors of the Company, and return it in the pre-addressed envelope, to which no postage need be affixed, if mailed in the United States.

                                              By Order of the Board of Directors

                                                                 /s/ Sanford Kay

                                                                     SANFORD KAY
                                                                       Secretary


Long Island City, New York
April 19, 2005


ONLY STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON APRIL 8, 2005 WILL BE ENTITLED TO NOTICE OF OR TO VOTE AT THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

                          STANDARD MOTOR PRODUCTS, INC.
                            37-18 Northern Boulevard
                        Long Island City, New York 11101

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held on May 19, 2005

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Standard Motor Products, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on May 19, 2005 or at any adjournment thereof. Proxy material is being mailed on or about April 19, 2005 to the Company's approximately 452 stockholders of record. The total number of shares of Common Stock outstanding and entitled to vote on April 8, 2005 was 19,833,728.

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                         VOTING RIGHTS AND SOLICITATION

Information as to Voting Securities

     The close of business on April 8, 2005 has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of, and vote at, the Annual Meeting. Holders of Common Stock have the right to one vote for each share registered in their names on the books of the Company as of the close of business on the record date.

     In order to conduct business at the Annual Meeting, our by-laws require the presence in person or by proxy of stockholders holding a majority of the voting power of the outstanding shares of Common Stock entitled to vote on the matters presented at the Annual Meeting. If a quorum is not present, a vote cannot occur, and our Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum. Proxy cards received by us but marked "Withheld," abstentions and broker non-votes will be included in the calculation of the number of shares considered in determining whether or not a quorum exists. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Voting and Revocation of Proxies

     The persons named in the accompanying form of proxy will vote the shares represented thereby, as directed in the proxy, if the proxy appears to be valid on its face and is received on time. In the absence of specific instructions, proxies so received will be voted: (1) "FOR" the election of the named nominees to the Company's Board of Directors; (2) "AGAINST" the stockholder proposal concerning preferred share purchase rights; and (3) "FOR" the ratification of Grant Thornton LLP as the Company's independent registered public accounting firm.

     Proxies are revocable at any time before they are exercised by sending in a later-dated proxy (with the same or other instructions), by appearing at the Annual Meeting and voting in person, or by notifying the Company that the proxy is revoked.

Votes Required

     Nominees receiving a plurality of the votes cast will be elected as directors. Proposal Nos. 2 and 3 require the approval of the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Only those votes cast "FOR" or "AGAINST" a proposal are used in determining the results of a vote. Abstentions shall not constitute a vote cast.

Method and Expense of Proxy Solicitation

     The solicitation of proxies will be made primarily by mail. Proxies may also be solicited personally and by telephone by regular employees of the Company at nominal cost.

     The Company does not expect to pay compensation for any solicitation of proxies but may pay brokers and other persons holding shares in their names, or in the name of nominees, their expenses for sending proxy material to beneficial owners for the purpose of obtaining their proxies. The Company will bear all expenses in connection with the solicitation of proxies.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     At the Annual Meeting, nine directors are to be elected to hold office until the next annual meeting of stockholders and until their successors are elected and qualified. Unless individual stockholders specify otherwise, each executed proxy will be voted for the election to the Board of Directors of the nine nominees named below, all of whom other than Roger M. Widmann, are currently directors of the Company.

     John L. Kelsey, a director of the Company since 1964, is retiring from the Board effective as of the date of the Annual Meeting. In connection with the retirement of Mr. Kelsey, we engaged a professional search firm to assist the Nominating and Corporate Governance Committee in identifying, evaluating and conducting due diligence on potential nominees, and the search firm identified Mr. Widmann as a potential candidate to our Board.

     Each person listed below has consented to be named as a nominee and agreed to serve if elected. If any of those named are not available for election at the time of the Annual Meeting, discretionary authority will be exercised to vote for substitutes unless the Board chooses to reduce the number of directors. Management is not aware of any circumstances that would render any nominee listed below unavailable. The nominees are:

        Robert M. Gerrity     Kenneth A. Lehman     Arthur S. Sills
        Lawrence I. Sills     Peter J. Sills        Frederick D. Sturdivant
        William H. Turner     Richard S. Ward       Roger M. Widmann

Information Regarding Nominees

     Robert M. Gerrity, 67, has served as a director of the Company since July 1996. Mr. Gerrity currently serves as the Chairman of the Industrial Group of Glencoe Capital, a private equity firm. Mr. Gerrity served as Chairman and Chief Executive Officer of the Antrim Group, Inc. from 1996 to 2000. Prior to 1996, he served as Vice Chairman of New Holland, n.v., an agricultural and construction equipment company. He is also a director of the Rimrock Corporation, Federal Signal Corporation (FSS) and Polyair Inter Pack Inc. (PPK).

     Kenneth A. Lehman, 61, has served has a director of the Company since April 1999. Mr. Lehman has been Managing Director of the KKP Group LLC since April 1999. From 1990 to 1998, he was Co-Chairman and Chief Executive Officer of Fel-Pro Incorporated. He is also a director of Gold Eagle Co.

     Arthur S. Sills, 61, has served as a director of the Company since October 1995. Mr. Sills was an educator and administrator in the Massachusetts school districts for thirty years prior to his retirement in 2000. Mr. Sills is the brother of Lawrence I. Sills, who is our Chairman and Chief Executive Officer, and Peter J. Sills, who is a director of the Company.

     Lawrence I. Sills, 65, has served as our Chief Executive Officer and Chairman of the Board since December 2000 and has been a director of the Company since 1986. From 1986 to December 2000, Mr. Sills served as our President and Chief Operating Officer. From 1983 to 1986, he served as our Vice President of Operations. Mr. Sills is the brother of Arthur S. Sills and Peter J. Sills.

     Peter J. Sills, 58, has served as a director of the Company since July 2004 and from December 2000 until May 2004. Mr. Sills has been a writer for the past ten years and is also an attorney. Mr. Sills is the brother of Arthur S. Sills and Lawrence I. Sills.

     Frederick D. Sturdivant, 67, has served as a director of the Company since December 2001. Mr. Sturdivant has been Chairman of the Tylor Group Inc. since April 2002. Mr. Sturdivant was Chairman of Reinventures LLC from October 2000 to March 2002. From June 1998 to September 2000, he was Executive Managing Director of Strategic Decisions Group/Navigant. From 1996 to 1998, he was President of Index Research and Advisory Services, a subsidiary of Computer Sciences Corporation.

     William H. Turner, 65, has served as a director of the Company since May 1990. Since January 2004, Mr. Turner has been the Acting Dean of the College of Business at Stony Brook University. From August 1997 until September 2002, he served in various capacities at PNC Bank NJ, including President, Chief Executive Officer and Chairman Northeast Region. He was President and Co-Chief Executive Officer of Franklin Electronic Publishers, Inc. from 1996 to 1997. Prior to that time, he was the Vice-Chairman, Chase Manhattan Bank and its predecessor, Chemical Banking Corporation. He is also a director of Franklin Electronic Publishers, Inc., Volt Information Sciences, Inc. and New Jersey Resources Corporation.

     Richard S. Ward, 63, has served as a director of the Company since July 2004. He is a private investor and a legal consultant. Until 1998, he served as Executive Vice President, General Counsel, Corporate Secretary of ITT Corporation and served as a member of the ITT Management Committee.

     Roger M. Widmann, 65, currently serves as a director of Paxar Corporation and Cedar Shopping Centers, Inc. Mr. Widmann previously served as the Chairman of the Board of Lydall, Inc., a manufacturing company, and was a principal of Tanner & Co., Inc., an investment banking firm. Prior to that time, he was a Senior Managing Director of Chemical Securities Inc., a subsidiary of Chemical Banking Corporation (now JPMorgan Chase Corporation). He currently serves as a director of the March of Dimes of Greater New York, a director of Oxfam America, a senior moderator of the Executive Seminar in the Humanities at The Aspen Institute, and a senior mentor of the Henry Crown Fellowship Program.

     The Board of Directors recommends a vote "FOR" each of the nominees listed above.

                                   PROPOSAL 2

                              STOCKHOLDER PROPOSAL

                   CONCERNING PREFERRED SHARE PURCHASE RIGHTS

     GAMCO Investors, Inc., One Corporate Center, Rye, New York 10580-1434, which claims beneficial ownership of 2,634,063 shares of the Company's Common Stock (as shown in an amendment filed with the Securities and Exchange Commission on December 28, 2004 with respect to its earlier Schedule 13D), has submitted the following proposal:

          "RESOLVED: that the stockholders of Standard Motor Products, Inc. (the "Company") request the Board of Directors redeem the Preferred Share Purchase Rights issued pursuant to the Rights Agreement, dated as of February 15, 1996, unless the holders of a majority of the outstanding shares approve the issuance at a meeting of the stockholders held as soon as practical."

The stockholder's statement in support of the proposal is as follows:

     On February 15, 1996, the Board of Directors adopted a Rights Agreement. The Rights represent a corporate anti-takeover device, commonly known as a "poison pill." Absent Board intervention, the Rights are exercisable when a person or group acquires a beneficial interest in 20% or more of the Company's common shares then outstanding. Once exercisable, the Rights entitle holders to purchase shares of the Company's Series A Participating Preferred Stock or the right to receive shares of the acquiring entity.

     We oppose the use of Rights to prevent a potential bidder from effecting any merger or tender offer that is not approved by the Board of Directors. A poison pill stops a potential bidder from taking their offer directly to the stockholders even if an overwhelming majority would have accepted the offer. The potential bidder must instead negotiate with management, and a Board or management may sometimes have interests that conflict with interests of the stockholders. In effect, the pill allows a Board to arrogate to itself the sole right to determine what price a potential buyer must pay to acquire an entire company.

     The power of stockholders to accept an offer by a potential bidder provides an important check and balance on management and the Board in their stewardship of the stockholders' interests. We believe the stockholders should retain the right to decide for themselves what represents a fair price for their holdings. Last year, a majority of the stockholders supported a similar proposal.

WE URGE STOCKHOLDERS TO VOTE IN FAVOR OF THIS PROPOSAL.

The Company's Statement in Opposition to this Proposal

     On February 15, 1996, the Board of Directors adopted the Rights Agreement to enhance its ability to preserve and protect stockholder value in the event of unsolicited takeover attempts. Nothing has happened since February 1996 to cause the Board to change this position.

     The Board believes that the Rights Agreement encourages negotiations between a potential acquiror and the Board, which would allow the Board to be in a better position to defend against coercive or unfair offers. The Board also believes that the Rights Agreement ensures that the Board will have adequate time, if confronted with an attempted takeover of the Company, to evaluate such an attempt and to consider all the steps that might be taken to maximize stockholder value.

     The Rights Agreement is not intended to, and will not, prevent a takeover on terms determined by the Board to be fair and equitable to all stockholders, nor is it expected that the Rights Agreement will deter a prospective acquiror who is willing to negotiate in good faith with the Board. If the Board determines that an offer adequately reflects the value of the Company and is in the best interests of all stockholders, the Board may redeem the Rights.

     Similar rights plans have been adopted by a majority of the corporations included in the Standard & Poor's 500, and independent studies have validated the economic benefits of rights plans to stockholders. The Board believes that the Rights Agreement will serve its purpose to enhance stockholder value in the event of any hostile takeover situations of the Company.

     The Board's fiduciary duty to the stockholders dictates that it evaluate the merits of each and every acquisition proposal presented to it and seek to insure that any proposed business combination or acquisition delivers full value to the stockholders. The Board believes that redeeming the Rights would remove an important tool the Board should have in the event of an unfair or coercive offer for the Company. Accordingly, even though a majority of stockholders supported the redemption of the Rights at the 2004 Annual Meeting, the Board does not believe this proposal is in the best interests of the stockholders. The Board continues to believe that any decision to redeem the Rights should be made in the context of a specific acquisition proposal.

     For these reasons, the Board of Directors recommends a vote "AGAINST" this proposal.

                                   PROPOSAL 3

                       RATIFICATION OF GRANT THORNTON LLP

     The Audit Committee of our Board of Directors plans to appoint Grant Thornton LLP as the Company's independent registered public accounting firm to audit its consolidated financial statements for the 2005 fiscal year. Although the Company is not required to seek stockholder approval of this appointment, the Board believes it to be sound corporate governance to do so and is asking stockholders to ratify the appointment of Grant Thornton LLP. If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and will reconsider the appointment.

     Representatives of Grant Thornton LLP are expected to attend the Annual Meeting where they will be available to respond to questions and, if they desire, to make a statement.

     Before selecting Grant Thornton LLP, the Audit Committee carefully considered Grant Thornton LLP's qualifications as independent auditors. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, any issues raised by the most recent quality control review of the firm, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee's review also included matters to be considered under the rules of the Securities and Exchange Commission, including the nature and extent of non-audit services, to ensure that the auditors' independence will not be impaired. The Audit Committee expressed its satisfaction with Grant Thornton LLP in all of these respects.

     For these reasons, the Board of Directors recommends a vote "FOR" the ratification of Grant Thornton LLP as the Company's independent registered public accounting firm.

Audit and Non-Audit Fees

     The following table presents fees for professional services rendered by Grant Thornton LLP ("Grant Thornton") for the fiscal year ended December 31, 2004 and by KPMG LLP, our prior auditors ("KPMG"), for the years ended December 31, 2004 and 2003:


                                                              2004                      2003
                                                              ----                      ----
                                                Grant Thornton       KPMG (3)           KPMG
                                                --------------       --------           ----
Audit fees, including fees paid in 2005 for
   services performed in 2004 and excluding
   audit-related fees .....................       $1,425,094       $  774,817       $1,004,000
Audit-related fees (1) ....................               --           20,350           76,000
Tax fees (2) ..............................            7,250           97,350          117,000
All other fees ............................               --               --            2,000
                                                  ----------       ----------       ----------
     Total ................................       $1,432,344       $  892,517       $1,199,000
                                                  ==========       ==========       ==========

(1) Audit-related fees consisted principally of audits of financial statements of certain employee benefit plans.

(2) Tax fees consist primarily of U.S. and international tax compliance and planning.

(3) KPMG resigned as our independent registered public accounting firm as of August 19, 2004.

     It is the policy of the Audit Committee to pre-approve any audit and non-audit services provided to the Company by its independent auditors. All of the fees paid to the Company's independent auditors described above in 2004 and 2003 were for services pre-approved by the Audit Committee.

Changes in and Disagreements with Accountants on Accounting and Financial
 Disclosure

     KPMG LLP

     On August 19, 2004, the Company was informed in writing by KPMG that KPMG resigned as of such date as the Company's independent registered public accounting firm. KPMG had not previously advised management or the Audit Committee of its intention to resign.

     The audit reports of KPMG on the consolidated financial statements of the Company as of and for the two fiscal years ended December 31, 2002 and 2003 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     In connection with the audits of the consolidated financial statements of the Company for fiscal years ended December 31, 2002 and 2003 and the subsequent interim period through August 19, 2004, there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference thereto in its opinions thereon.

     No reportable event of the type described in Item 304(a)(1)(v) of Regulation S-K occurred during the two fiscal years ended December 31, 2002 and 2003 and the subsequent interim period through August 19, 2004.

     Grant Thornton LLP

     On September 27, 2004, the Company engaged Grant Thornton as its independent registered public accounting firm to audit the Company's consolidated financial statements for the fiscal year ended December 31, 2004. The Audit Committee recommended and the Board approved Grant Thornton's engagement.

     During the two fiscal years ended December 31, 2002 and 2003 and through September 27, 2004, the Company has not consulted with Grant Thornton on any matter that (a) involved the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements, in each case where written or oral advice was provided that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 15, 2005 by:

     o each person known by the Company to beneficially own more than 5% of the Common Stock;
     o    each director and nominee for director of the Company;
     o our chief executive officer and each of our other four most highly compensated executive officers during 2004;
     o    all directors and officers as a group.

                                                             Amount and
                                                             Nature of
                                                             Beneficial     Percentage
Name and Address                                            Ownership(1)     of Class
----------------                                            ------------     --------
GAMCO Investors, Inc. ...............................       2,634,063(2)      13.1%
   One Corporate Center
   Rye, NY
Lawrence I. Sills ...................................       1,754,018(3)       8.8
Wellington Management Company, LLP ..................       1,700,950(4)       8.6
   9 State Street
   Boston, MA
Dana Corporation ....................................       1,378,760(5)       7.0
   P.O. Box 1000
   Toledo, OH
Dimensional Fund Advisors Inc. ......................       1,291,650(6)       6.4
   1299 Ocean Avenue
   Santa Monica, CA
Peter J. Sills ......................................       1,144,120(7)       5.8
Arthur S. Sills .....................................       1,130,629(8)       5.7

John P. Gethin ......................................          79,717(9)        *

Joseph G. Forlenza ..................................          67,465(10)       *

James J. Burke ......................................          65,356(11)       *

Donald E. Herring ...................................          57,461(12)       *
John L. Kelsey ......................................          20,506(13)       *
William H. Turner ...................................          19,476(14)       *
Robert M. Gerrity ...................................          17,699(15)       *

Frederick D. Sturdivant .............................          15,011(16)       *

Kenneth A. Lehman ...................................          13,366(17)       *
Richard S. Ward .....................................           1,339           *
Roger M. Widmann ....................................              --           *
Directors and Officers as a group (seventeen persons)       3,639,449(18)     17.9%


* Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.

(1) Applicable percentage of ownership is based on 19,833,728 shares of Common Stock outstanding as of March 15, 2005. Beneficial ownership is calculated based on the requirements of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 15, 2005 are deemed outstanding. Shares subject to options, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, the stockholder named in the table has sole voting power and sole investment power with respect to the shares set forth opposite such stockholder's name.

     In footnotes 3, 7 and 8, where more than one director of our company is a co-trustee of a trust, or co-director of a foundation, and shares voting power and investment power with another director or directors with respect to a certain number of shares, such shares are counted as being beneficially owned by each director who shares such voting power and investment power. However, in computing the aggregate number of shares owned by directors and officers in footnote 18, these same shares are only counted once.

     Unless otherwise indicated, the address of each individual listed in the table is Standard Motor Products, Inc., 37-18 Northern Boulevard, Long Island City, New York.

(2) The information for GAMCO Investors, Inc. and certain of its affiliates ("GAMCO") is based solely on an amendment to its Schedule 13D filed with the SEC on December 28, 2004, wherein GAMCO stated that it beneficially owned an aggregate of 2,634,063 shares of our Common Stock. GAMCO states that it has sole voting power for 2,598,063 shares and has sole dispositive power for 2,634,063 shares.

(3) Includes 1,108,423 shares of Common Stock, of which: (a) 430,312 shares are held as co-trustee with Arthur S. Sills and Peter J. Sills, for which Lawrence I. Sills has shared voting and shared investment power; (b) 580,770 shares are held by the Estate of Nathaniel I. Sills, for which Lawrence I. Sills is executor and has sole voting and investment power; (c) 5,695 shares are allocated to Lawrence I. Sills under the Standard Motor Products ESOP; (d) 2,812 shares are owned by Mr. Sills' wife; and (e) 88,834 shares are held by Lawrence I. Sills which were subject to options exercisable within 60 days of March 15, 2005. In his capacity as a trustee and executor and for shares of stock held by his wife, Lawrence I. Sills disclaims beneficial ownership of the shares so deemed "beneficially owned" by him within the meaning of Rule 13d-3 of the Exchange Act. Lawrence I. Sills is the brother of Arthur S. Sills and Peter J. Sills.

(4) The information for Wellington Management Company, LLP ("Wellington") is based solely on an amendment to its Schedule 13G filed with the SEC on February 14, 2005, wherein Wellington stated that it beneficially owned an aggregate of 1,700,950 shares of our Common Stock. Wellington states that it has shared voting power for 889,650 shares and has shared dispositive power for 1,700,950 shares.

(5) Dana Corporation acquired 1,378,760 shares of our Common Stock as part of the purchase price we paid for Dana's Engine Management Division on June 30, 2003.

(6) The information for Dimension Fund Advisors Inc. ("Dimension") is based solely on its Schedule 13G filed with the SEC on February 9, 2005, wherein Dimension stated that it beneficially owned an aggregate of 1,291,550 shares of our Common Stock. Dimension states that it has sole voting and sole dispositive power for 1,291,550 shares.

(7) Includes 586,474 shares of Common Stock, of which: (a) 430,312 shares are held as co-trustee with Lawrence I. Sills and Arthur S. Sills, for which Peter J. Sills has shared voting and shared investment power; and (b) 156,162 shares are held by the Sills Family Foundation, Inc., of which Peter J. Sills is a director and officer and shares voting and investment power with, among others, Arthur S. Sills. In his capacity as a trustee and director of the foundation, Peter J. Sills disclaims beneficial ownership of the shares so deemed "beneficially owned" by him within the meaning of Rule 13d-3 of the Exchange Act. Peter J. Sills is the brother of Lawrence
     I. Sills and Arthur S. Sills.

(8) Includes 586,474 shares of Common Stock, of which: (a) 430,312 shares are held as co-trustee with Lawrence I. Sills and Peter J. Sills, for which Arthur S. Sills has shared voting and shared investment power; and (b) 156,162 shares are held by the Sills Family Foundation, Inc., of which Arthur S. Sills is a director and officer and shares voting and investment power with, among others, Peter J. Sills. In his capacity as a trustee and director of the foundation, Arthur S. Sills disclaims beneficial ownership of the shares so deemed "beneficially owned" by him within the meaning of Rule 13d-3 of the Exchange Act. Arthur S. Sills is the brother of Lawrence
     I. Sills and Peter J. Sills.

(9)  Includes (a) 1,717 shares of Common Stock allocated to the account of John
     P. Gethin under the Standard Motor Products ESOP and (b) 64,500 shares of Common Stock held by Mr. Gethin which were subject to options exercisable within 60 days of March 15, 2005.

(10) Includes (a) 4,465 shares of Common Stock allocated to the account of Joseph G. Forlenza under the Standard Motor Products ESOP, (b) 48,500 shares of Common Stock held by Mr. Forlenza which were subject to options exercisable within 60 days of March 15, 2005, and (c) 2,500 shares of Common Stock owned by Mr. Forlenza's wife, of which Mr. Forlenza disclaims "beneficial ownership" of such shares within in the meaning of Rule 13d-3 of the Exchange Act.

(11) Includes (a) 3,858 shares of Common Stock allocated to the account of James
     J. Burke under the Standard Motor Products ESOP and (b) 51,500 shares of Common Stock held by Mr. Burke which were subject to options exercisable within 60 days of March 15, 2005.

(12) Includes (a) 3,560 shares of Common Stock allocated to the account of Donald E. Herring under the Standard Motor Products ESOP and (b) 48,500 shares of Common Stock held by Mr. Herring which were subject to options exercisable within 60 days of March 15, 2005.

(13) Includes 12,400 shares of Common Stock held by John L. Kelsey which were subject to options exercisable within 60 days of March 15, 2005.

(14) Includes 12,400 shares of Common Stock held by William H. Turner which were subject to options exercisable within 60 days of March 15, 2005.

(15) Includes 12,400 shares of Common Stock held by Robert M. Gerrity which were subject to options exercisable within 60 days of March 15, 2005.

(16) Includes 3,400 shares of Common Stock held by Frederick D. Sturdivant which were subject to options exercisable within 60 days of March 15, 2005.

(17) Includes 7,400 shares of Common Stock held by Kenneth A. Lehman which were subject to options exercisable within 60 days of March 15, 2005.

(18) All of our directors and officers as a group have (a) 28,274 shares of Common Stock allocated to them under the Standard Motor Products ESOP and
     (b) 464,034 shares of Common Stock which were subject to options exercisable within 60 days of March 15, 2005.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's Common Stock, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of the Common Stock of the Company. Officers, directors and greater than ten percent stockholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company and representations that no other reports were required during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to its officers and directors were in compliance.

                              CORPORATE GOVERNANCE

     The Company's Board of Directors has adopted policies and procedures that the Board believes are in the best interests of the Company and its stockholders as well as compliant with the Sarbanes-Oxley Act of 2002, the rules and regulations of the Securities and Exchange Commission, and the listing standards of the New York Stock Exchange. In particular:

     o    The Board has adopted Corporate Governance Guidelines;

     o A majority of the Board is independent, and all of the members of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are independent;

     o The Board has adopted charters for the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee;

     o The Company's Corporate Governance Guidelines provide that the independent directors meet periodically in o executive session without management and that one of the independent directors is selected by the other independent directors to assume the responsibility of chairing the executive sessions;

     o Interested parties are able to make their concerns known to non-management directors or the Audit Committee by e-mail or by mail (see "Communications to the Board" below); and

     o The Company has a Corporate Code of Ethics that applies to all company employees and directors and, as part of the Corporate Code of Ethics, has established a hotline available to all employees.

         Certain information relating to corporate governance matters can be viewed at www.smpcorp.com. Copies of the Company's (1) Corporate Governance Guidelines, (2) charters for the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, and (3) Corporate Code of Ethics are available on the Company's website. Copies will also be provided to any stockholder free of charge upon written request to the Secretary of the Company at 37-18 Northern Boulevard, Long Island City, NY 11101.

Meetings of the Board of Directors and its Committees

     In 2004 the total number of meetings of the Board of Directors, including regularly scheduled and special meetings, was five. All of our directors, other than Richard S. Ward, attended at least 75% of the meetings of the Board and the committees on which he serves in 2004. Mr. Ward became a director on July 20, 2004, and he thereafter attended at least 75% of the meetings of the Board and the committees on which he serves.

     The Company encourages all Board members attend its Annual Meeting of Stockholders. All Directors, other than Richard S. Ward, were present at the 2004 Annual Meeting of Stockholders held on May 20, 2004.

     The Board currently has three committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The members of each committee consist of all of our independent directors, who are Robert M. Gerrity (Chairman of the Compensation Committee), Kenneth A. Lehman, Frederick D. Sturdivant, William H. Turner (Chairman of the Audit Committee), Richard S. Ward (Chairman of the Nominating and Corporate Governance Committee), and John L. Kelsey, who will retire effective as of the date of the Annual Meeting. It is anticipated that Roger M. Widmann will serve on each of the above committees if elected to the Board.

     Audit Committee

     The Audit Committee recommends to the Board of Directors the engagement of the independent auditors of the Company and reviews with the independent auditors the scope and results of the Company's audits, the professional services furnished by them to the Company and their management letter with comments on the Company's internal accounting controls. The Audit Committee held eleven meetings in 2004.

     The Board of Directors has determined that each committee member is financially literate. In addition, the Board has determined that at least one member of the Audit Committee meets the New York Stock Exchange standard of having accounting or related financial management expertise. The Board has also determined that William H. Turner, the Audit Committee's Chairman, meets the Securities and Exchange Commission criteria of an "audit committee financial expert."

     Compensation Committee

     The Compensation Committee's function is to approve the compensation packages (salary and bonus) of the Company's officers, to administer the Company's stock option plans and to review the Company's overall compensation policies. The Compensation Committee held two meetings in 2004.

     Nominating and Corporate Governance Committee

     The Nominating and Corporate Governance Committee's function is to assist the Board of Directors in discharging and performing the duties and responsibilities of the Board with respect to corporate governance, including:

     o The identification and recommendation to the Board of individuals qualified to become or continue as directors;
     o The continuous improvement in corporate governance policies and practices;
     o    The annual self-assessment of the performance of the Board; and
     o    The recommendation of members for each committee of the Board.

The Nominating and Corporate Governance Committee held five meetings in 2004.

     Qualifications for consideration as a director nominee vary according to the particular areas of expertise being sought as a complement to the existing board composition. However, in making nominations, the Nominating and Corporate Governance Committee seeks candidates that possess (1) the highest level of integrity and ethical character, (2) strong personal and professional reputation, (3) sound judgment, (4) financial literacy, (5) independence, (6) significant experience and proven superior performance in professional endeavors, (7) an appreciation for board and team performance, (8) the commitment to devote the time necessary for Board activities, (9) skills in areas that will benefit the Board, and (10) the ability to make a long-term commitment to serve on the Board.

     Stockholders may propose director candidates for consideration by the Nominating and Corporate Governance Committee. In order for stockholder candidates to be considered, written notice of such stockholder recommendation
(a) must be provided to the Secretary of the Company not less than 45 days nor more than 75 days prior to the first anniversary of the record date for the preceding year's annual meeting, and (b) must contain the name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate's willingness to serve, if elected, and evidence of the nominating person's ownership of Company stock. Both stockholder proposed candidates and other candidates identified and evaluated by the Nominating and Corporate Governance Committee must comply with the procedures, and meet the qualification of directors, as outlined in the Charter of the Committee.

Communications to the Board

     Stockholders and other interested parties may communicate with the Board of Directors or individual directors pursuant to the procedures established by the Nominating and Corporate Governance Committee from time to time. The Nominating and Corporate Governance Committee shall review such correspondence that first is delivered to the attention of the Secretary of the Company at 37-18 Northern Boulevard, Long Island City, NY 11101, which correspondence the Secretary will forward to the Committee. The Nominating and Corporate Governance Committee shall have the discretion to distribute only such correspondence to the Board or individual members of the Board that the Committee determines in good faith has a valid business purpose or is otherwise appropriate for the Board or individual member thereof to receive.

Corporate Code of Ethics

     The Board of Directors of the Company has adopted a Corporate Code of Ethics to (1) promote honest and ethical conduct, including fair dealing and the ethical handling of actual or apparent conflicts of interest, (2) promote full, fair, accurate, timely and understandable disclosure, (3) promote compliance with applicable laws and governmental rules and regulations, (4) ensure the protection of the Company's legitimate business interests, including business opportunities, assets and confidential information, and (5) deter wrongdoing. The Corporate Code of Ethics is available on the Company's website at www.smpcorp.com.

Director Independence

     The Board of Directors has affirmatively determined that each member of the Board and committees thereof, other than Lawrence I. Sills, Arthur I. Sills and Peter J. Sills, is independent under the criteria established by the New York Stock Exchange and the Securities and Exchange Commission for independent board members. In that regard, the Board considered whether any director has, and generally has not had in the most recent three years, any material relationships with the Company, including any affiliation with our independent auditors.

Directors Compensation

     In 2004, independent directors were paid a retainer of $30,000, of which at least $10,000 was in shares of the Company's Common Stock valued as of the date of the 2004 Annual Meeting of Stockholders. The Chairman of the Audit Committee received an additional retainer of $7,500 and the Chairman of each of the Compensation Committee and the Nominating and Corporate Governance Committee received an additional retainer of $5,000. In addition, pursuant to the Company's 2004 Independent Outside Directors' Stock Option Plan, the Outside Directors (as defined therein) each received a stock option grant of up to 2,000 shares of the Company's Common Stock with an exercise price per share equal to the price of the Common Stock on the New York Stock Exchange as of the date of the 2004 Annual Meeting of Stockholders. Independent directors also received $1,000 for each Board and Committee meeting they attended and are reimbursed for meeting expenses. In addition, Arthur S. Sills and Peter J. Sills received $1,000 for each Board meeting they attended, reimbursement for meeting expenses and are covered under the Company's medical plan. All other directors, being officers of the Company, received no payment for the fulfillment of their directorial responsibilities.

Compensation Committee Interlocks and Insider Participation

     All members of the Board's Compensation Committee during 2004 were independent directors, and none of them were employees or former employees of the Company. During 2004, no executive officer of the Company served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on the Company's Compensation Committee or Board of Directors.

                             MANAGEMENT INFORMATION

     Our officers, and their ages and positions as of March 15, 2005, are:

              Name                  Age                Position
              ----                  ---                --------
Lawrence I. Sills................   65   Chairman of the Board, Chief
                                           Executive Officer and Director
John P. Gethin...................   56   President and Chief Operating Officer
James J. Burke...................   49   Vice President Finance, Chief Financial
                                           Officer
Joseph G. Forlenza...............   61   Vice President and General Manager of
                                           Engine Management Division
Donald E. Herring................   62   Vice President of Aftermarket Sales
Sanford Kay......................   62   Vice President of Human Resources
                                           and Secretary
Nitin Parikh.....................   65   Vice President of Information Systems
Carmine J. Broccole..............   39   General Counsel
Robert H. Martin.................   58   Treasurer and Assistant Secretary

     Lawrence I. Sills has served as our Chief Executive Officer and Chairman of the Board since December 2000 and has been a director of the Company since 1966. From 1986 to December 2000, Mr. Sills served as our President and Chief Operating Officer. From 1983 to 1986, he served as our Vice President of Operations. Mr. Sills is the brother of Arthur S. Sills and Peter J. Sills, each of whom are directors of the Company.

     John P. Gethin has served as our President and Chief Operating Officer since December 2000. From 1997 to November 2000, Mr. Gethin served as our Senior Vice President of Operations. From 1998 to June 2003, he served as General Manager of our Temperature Control Division. From 1995 to 1997, Mr. Gethin was Vice President and General Manager of EIS Brake Parts Division (a former business unit of ours).

     James J. Burke has served as our Vice President Finance, Chief Financial Officer since 1999. From 1998 to 1999, Mr. Burke served as our Director of Finance, Chief Accounting Officer. From 1993 to 1997, he served as our Corporate Controller.

     Joseph G. Forlenza has served as our Vice President and General Manager of our Engine Management Division since 1993. From 1988 to 1993, Mr. Forlenza served as Vice President and General Manager of our Champ Service Line division (a former business unit of ours).

     Donald E. Herring has served as our Vice President of Aftermarket Sales since 1993. From 1990 to 1992, Mr. Herring served as our National Sales Manager.

     Sanford Kay has served as our Vice President of Human Resources since 1988 and as our Secretary since 1993. From 1987 to 1988, Mr. Kay served as our Director of Labor Relations.

     Nitin Parikh has served as our Vice President of Information Systems since 1985. From 1978 to 1985, Mr. Parikh served as our Manager of Information Systems.

     Carmine J. Broccole has served as our General Counsel since August 2004. From June 2001 to August 2004, Mr. Broccole was a Partner of Kelley Drye & Warren LLP, our outside legal counsel, and prior to that, he was most recently a Special Counsel of O'Melveny & Myers LLP.

     Robert H. Martin has served as our Treasurer and Assistant Secretary since 1999. From 1993 to 1999, Mr. Martin served as Controller of our Engine Management Division. From 1989 to 1993, he was the Division Controller of Stanric, Inc., our subsidiary.

Executive Compensation

     The following table sets forth the annual compensation paid or incurred by the Company during fiscal 2004, 2003 and 2002 to our Chief Executive Officer and our four other most highly compensated executive officers in 2004 (the "Named Executive Officers").

                                              Summary Compensation Table

                                                        Annual Compensation                 Long-Term
                                         ------------------------------------------------- Compensation
                                                                            Other Annual      Awards       All Other
    Name and Principal Position          Year        Salary        Bonus   Compensation(1)   Option(#)  Compensation(2)
----------------------------------       ----        ------        -----   ---------------   ---------  ---------------
Lawrence I. Sills ................       2004       $403,000     $204,060       $--           12,500       $ 29,654
     Chief Executive Officer, ....       2003        403,000      255,200        --           20,000         32,688
     Chairman and Director .......       2002        353,000      364,850        --               --         18,887

John P. Gethin ...................       2004        478,000      175,780        --           11,250         31,039
     President and Chief Operating       2003        453,000      208,800        --           18,000         31,718
Officer ..........................       2002        403,000      291,880        --               --         22,958

James J. Burke ...................       2004        328,000      130,900        --            7,500         20,233
     Vice President Finance, .....       2003        303,000      170,000        --           12,000         21,339
     Chief Financial Officer .....       2002        278,000      145,940        --               --         14,944

Joseph G. Forlenza ...............       2004        355,000       44,790        --            7,500         18,077
     Vice President and General ..       2003        338,000       51,688        --           12,000         24,863
     Manager of Engine Management        2002        322,000      244,449        --               --         18,506
Division

Donald Herring ...................       2004        241,000       65,146        --            7,500         13,297
     Vice President of Aftermarket       2003        230,000       60,516        --           12,000         14,932
     Sales .......................       2002        221,000      117,110        --               --         11,905


(1) Does not include compensation associated with perquisites because such amounts do not exceed the lesser of either $50,000 or 10% of total salary and bonus disclosed.

(2) Represents Company contributions to the Profit Sharing, 401K, ESOP and SERP programs on behalf of the named individual.

                                         Option Grants in Last Fiscal Year


                                                     Individual Grants
                              ----------------------------------------------------------
                                                                                         Potential Realizable Values at
                               Number of      % of Total                                    Assumed Annual Rates of
                              Securities   Options Granted                                Stock Price Appreciation for
                              Underlying   to Employees In     Exercise                          Option Term (3)
                               Options         Fiscal           Price         Expiration ------------------------------
          Name                 Granted          Year         ($/Share)(1)     Dates(1)(2)       5%           10%
--------------------------    ----------   ---------------   -------------    ---------- ------------------------------
Lawrence I. Sills..........     12,500           5.2%        $13.55-$14.91      5/24/14      $185,252     $469,799

John P. Gethin.............     11,250           4.7         $13.55-$14.91      5/24/14       100,599      255,083

James J. Burke.............      7,500           3.1         $13.55-$14.91      5/24/14        67,066      170,056

Joseph G. Forlenza.........      7,500           3.1         $13.55-$14.91      5/24/14        67,066      170,056

Donald Herring.............      7,500           3.1         $13.55-$14.91      5/24/14        67,066      170,056


(1) Stock options granted in 2004 vest equally over a two year period beginning at the anniversary of the grant. The exercise price in the first year is $13.55 and increases 10% to $14.91 in the subsequent year.

(2)  Stock option grants expire at the end of ten years from the date of grant.

(3) No gain to the optionees is possible without an increase in the stock price, which would benefit all stockholders commensurately. The dollar amounts under the columns are the result of calculations at five percent and ten percent rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price.

Option Exercises and Holdings

     The following table provides information with respect to option exercises in 2004 by the Named Executive Officers and the value of such Named Executives Officers' unexercised options at December 31, 2004.

                                  Aggregated Option Exercises in Last Fiscal Year
                                       and Fiscal Year End Option Values

                                                                 Number of Securities         Value of Unexercised
                                     Number of                  Underlying Unexercised        In-the-Money Options
                                      Shares                 Options at December 31,2004    At December 31, 2004 (1)
                                     Acquired       Value    ---------------------------  ----------------------------
                                    on Exercise   Realized   Exercisable  Unexercisable   Exercisable    Unexercisable
                                    -----------   --------   ---------------------------  ----------------------------
Lawrence I. Sills..............          -        $   -        82,167        25,833         $151,485       $27,092

John P. Gethin.................        4,000       22,040      58,500        23,250           85,470        24,383

James J. Burke.................          -            -        49,500        15,500           90,890        16,255

Joseph G. Forlenza.............        3,800       20,938      44,500        15,500           58,340        16,255

Donald Herring.................          -            -        44,500        15,500           58,340        16,255


(1) Market value of unexercised options is based on the closing price of the Company's Common Stock on the New York Stock Exchange of $15.80 per share on December 31, 2004 (the last trading day of 2004) minus the exercise price.

Equity Compensation Plan Information

     The following table presents a summary of outstanding stock options available for future grant under our stockholder approved equity compensation plans as of December 31, 2004.

                                                                                                Number of Securities
                                            Number of Securities to be    Weighted Average       Remaining Available
                                             Issued upon Exercise of     Exercise Price of       for Future Issuance
                                                Outstanding Stock           Outstanding             under Equity
            Plan Category                            Options               Stock Option          Compensation Plans
----------------------------------------    --------------------------   -----------------      --------------------
Equity compensation plans approved by
security holders (1)....................            1,191,745                 $ 16.20                 302,500
                                                    ---------                 -------                 -------

Equity compensation plans not
approved by security holders............                  --                       --                      --
                                                    ---------                 -------                 -------

All plans...............................            1,191,745                 $ 16.20                 302,500
                                                    =========                 =======                 =======

(1) Represents shares of the Company's Common Stock issuable upon exercise of options outstanding under our 1994 Omnibus Stock Option Plan, 1996 Independent Outside Directors' Stock Option Plan, 2004 Omnibus Stock Option Plan and 2004 Independent Outside Directors' Stock Option Plan.

Supplemental Retirement Program

     Effective October 1, 2001, the Company adopted an unfunded supplemental retirement program for eligible employees. Participation is limited to those employees who as of the effective date have been designated by the Compensation Committee. The benefits under this supplemental retirement program (the "Supplemental Program") are computed under a formula which takes into account a percentage of the participant's average annual base salary plus bonus and other incentive compensation earned in three (3) of the last five (5) years of service prior to age 60 ("Final Average Earnings") and years of participating service. The maximum benefit payable to a participant under the Supplemental Program is an amount equal to 50% of the participant's Final Average Earnings. If a participant terminates his employment voluntarily prior to age 60 or is terminated for cause (as defined under the Supplemental Program), such participant will forfeit his benefits under the Supplemental Program. The benefits under the Supplemental Program are in addition to benefits payable to participants under the Company's 401(k) Plan and SERP. Benefits under the Supplemental Program will be paid from general corporate funds in the form of a single life annuity and are not subject to any deduction for Social Security or other offset amounts.

     It is not possible to calculate exactly each participant's benefits under the Supplemental Program prior to retirement. However, the tables below indicate the aggregate amount of annual benefits payable under the Supplemental Program using the formula described above for the specified final average earnings and years of participating service for Category A and Category B participants, respectively, and are based upon retirement at age 60 and payment in the form of a life annuity. A participant must have completed the number of years of participating service specified in order to receive the benefit listed. Benefits do not increase pro rata between the years of participating service categories specified.

                                         Category A
                                         ----------

                                             Annual Benefit Years of Participating Service
                                             ---------------------------------------------
          Final Average Earnings                 2           5           6       7 or more
-----------------------------------------     -------    --------    --------    ---------
$570,000.................................     $71,250    $142,500    $213,750    $285,000
$610,000.................................      76,250     152,500     228,750     305,000
$650,000.................................      81,250     162,500     243,750     325,000
$690,000.................................      86,250     172,500     258,750     345,000
$730,000.................................      91,250     182,500     273,750     365,000
$770,000.................................      96,250     192,500     288,750     385,000
$810,000.................................     101,250     202,500     303,750     405,000

                                         Category B
                                         ----------

                                             Annual Benefit Years of Participating Service
                                             ---------------------------------------------

          Final Average Earnings                 4          10          12      14 or more
-----------------------------------------     -------    --------    --------   ----------
$370,000.................................     $46,250     $92,500    $138,750    $185,000
$410,000.................................      51,250     102,500     153,750     205,000
$450,000.................................      56,250     112,500     168,750     225,000
$490,000.................................      61,250     122,500     183,750     245,000
$530,000.................................      66,250     132,500     198,750     265,000
$570,000.................................      71,250     142,500     213,750     285,000
$610,000.................................      76,250     152,500     228,750     305,000


     The only participants in the Supplemental Program at the current time are John P. Gethin, our President and Chief Operating Officer, in Category A and James J. Burke, our Vice President Finance, Chief Financial Officer, in Category
B. The approximate number of years of participating service at December 31, 2004 for each of Messrs. Gethin and Burke was three.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors is responsible for approving the compensation packages (base salary and bonus) of the Company's executive officers, for administering the Company's stock option plans, and for reviewing the Company's overall compensation policies including the structure of its bonus program. The Committee is comprised of six directors who are "independent" as defined under the listing standards of the New York Stock Exchange. The Committee met two times in 2004 and operates under a written charter adopted by the Board of Directors.

Executive Compensation Philosophy

     The Company's executive compensation program is designed to (1) attract, motivate and retain exceptional talent whose abilities are critical to the Company's long-term success, (2) maintain a portion of the executive's total compensation at risk, tied to achievement of annual and long term financial, organizational and management performance goals, and (3) provide variable compensation incentives directly linked to the performance of the Company and improvement in stockholder return so that executives manage from the perspective of owners with an equity stake in the Company. In this regard, the levels of executive compensation established by the Committee are designed to be consistent with those available to other executives in comparable companies.

Elements of Compensation

     The key elements of the Company's executive compensation are generally base salary, bonus and long-term equity incentives. While the elements of compensation are considered separately, the Committee also considers the complete compensation package provided by the Company to the individual executive to ensure that it will be effective in motivating and incentivizing such executive and to assess its competitiveness with comparable positions at other comparable companies.

     Base Salary. Base salaries for executive officers are determined by evaluating the responsibilities of the position, the experience of the individual, and the competitive marketplace. Base salary adjustments are determined annually by evaluating the factors above, the Company's financial performance, the Company's achievement of certain non-financial performance measures, and the performance of the executive officer.

     Bonus. Effective January 1, 1998 the Company modified its MBO Bonus Program into an Economic Value Added (EVA) based program to more closely align executive compensation to continuous improvements in corporate performance and increases in stockholder value. Simply stated, EVA is equal to net operating profit after tax, less a charge for the cost of capital. Bonuses tied to EVA are such that increasing EVA year over year will be favorable for the Company's stockholders as well as those whose compensation is based on EVA. In the event of decreasing EVA, bonuses will be affected negatively to the point of erasing the portion based upon EVA. EVA bonuses earned in any one year may not necessarily be paid out in full. In order to promote longer-term stockholder improvement and to provide for years which may produce "negative EVA" results, the entire bonus structure is monitored through a "banking" feature. The "bank" allows only a portion of the year's earnings to be paid out in any given year, saving the remainder for lean year's growth or negative growth. Due to this feature, it is possible to receive a nominal bonus in a poor year only because the individual has a bank upon which to draw. It is also possible to completely exhaust the bank or create a negative bank. In the case of a negative bank, bonuses tied to EVA would not be paid until the bank is once again positive. However, the Board may in its discretion reset negative bank balances to zero in order to preserve an incentive for continuous effort in future years. In January 2001, 2002 and 2003, negative bank balances were reset to zero. For 2004, bank balances were set at negative 100%.

     Under the EVA bonus program, the bonuses of the officers are based on a range of 40% -80% on year-over-year improvement in Company EVA and the remaining 20% - 60% on MBO goals approved by the Compensation Committee. Earned MBO bonuses are paid out in full each year.

     Long-Term Equity Incentives. As part of the Company's compensation program, the Compensation Committee from time to time grants stock options to the Company's executive officers and other key employees. This feature further strengthens the link between continuous Company improvement and long-term compensation. These grants generally include proportional vesting over multi-year periods at increasing exercise prices. The grants also require a holding period before they may be exercised.

Chief Executive Officer Compensation

     The executive compensation policy described above is applied in setting the compensation of our Chief Executive Officer, Lawrence I. Sills. Mr. Sills generally participates in the same executive compensation plans and arrangements available to the other senior executives. Accordingly, his compensation also consists of an annual base salary, a potential annual cash bonus and, potentially, long-term equity-linked compensation in the form of stock options. The Compensation Committee's general approach in establishing Mr. Sills' compensation is to be competitive with peer companies, but to have a large percentage of his target compensation based upon certain performance criteria and targets established in the Company's strategic plan.

     Mr. Sills' compensation for the fiscal year ended December 31, 2004 included $403,000 in base salary and bonus compensation of $204,060. Mr. Sills' compensation for 2004 was based on, among other factors, the Company's performance and the 2003 compensation of chief executives of comparable companies, although his compensation was not linked to any particular group of these companies. In 2004, Mr. Sills received a grant of stock options to purchase 12,500 shares of Common Stock. The Company may make other grants of stock options to Mr. Sills in the future.

Tax Deductibility of Executive Compensation

     The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company's executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the Named Executive Officers, unless compensation is performance-based. In general, it is the Committee's policy to qualify, to the maximum extent possible, its executives' compensation for deductibility under applicable tax laws.

     In approving the amount and form of compensation for the Company's executive officers, the Committee will continue to consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 162(m).

                                              Compensation Committee

                                              Robert M. Gerrity, Chairman
                                              John L. Kelsey
                                              Kenneth A. Lehman
                                              Frederick D. Sturdivant
                                              William H. Turner
                                              Richard S. Ward

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Committee is comprised of six Directors who are "independent" as defined under the listing standards of the New York Stock Exchange. The Committee met eleven times in 2004 and operates under a written charter (see Appendix A) adopted by the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the Company's systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed with management the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2004, including a discussion of the quality and the acceptability of the Company's financial reporting and controls.

     The Committee also reviewed with Grant Thornton LLP, the Company's independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of the Company's financial reporting, and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including SAS No. 61 (Codification of Statements on Auditing Standards, AU Section 380). In addition, the Committee discussed with Grant Thornton the auditors' independence from management and the Company, including the matters in the auditors' written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee).

     The Committee also discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets periodically with the internal and the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission.

                                              Audit Committee

                                              William H. Turner, Chairman
                                              Robert M. Gerrity
                                              John L. Kelsey
                                              Kenneth A. Lehman
                                              Frederick D. Sturdivant
                                              Richard S. Ward

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Management

     During 2004, Lawrence I. Sills, Chairman of the Board and Chief Executive Officer, was indebted to the Company as a result of loans previously made to him by the Company. In August 2000, Mr. Sills borrowed $75,500 to purchase Common Stock of the Company under a plan that was put in place on November 11, 1999 allowing officers of the Company to borrow up to 25% of their gross annual salary to purchase shares of the Company's Common Stock. The loan must be paid back in four years at an interest rate equal to the Company's short-term interest rate. The greatest amount of Mr. Sills' indebtedness with respect to all loans in 2004 was $44,885, which amount was repaid in full in 2004.

     Under the rules of the Sarbanes-Oxley Act of 2002 loans to officers are no longer allowed. The loan mentioned above was granted prior to the passage of this Act. The Company will no longer grant loans to officers except for permitted loans in the case of relocation.

Change in Control Arrangements

     The Company has long-term retention agreements with John P. Gethin and James J. Burke. If a change in control of the Company occurs, and within twelve months thereafter the executive's employment is terminated by the Company without cause, or by the executive for certain specific reasons, the executive will receive severance payments and certain other benefits. The specific reasons which allow the executive to resign and receive the benefits are: (1) a reduction in status or position with the Company; (2) a reduction by the Company in the executive's annual rate of base salary; and (3) relocation.

     If the executive resigns for one of the specific reasons, or is terminated without cause, the executive will be entitled to receive: (1) a severance payment equal to three times his base salary plus standard bonus, payable over a two year period; (2) continued participation for a period of thirty six months in group medical, dental and/or life insurance plans; and (3) enhanced benefits under the Company's Supplemental Compensation Plan.

     A change in control of the Company for these purposes means the occurrence of any of these events: (1) a sale of all or substantially all of the assets of the Company to any person or group other than certain designated individuals;
(2) any person or group, other than certain designated individuals, become the beneficial owner or owners of more than 50 percent of the total voting stock of the Company, including by way of merger, consolidation or otherwise; or (3) Lawrence I. Sills ceases to be the Chairman of the Board or the Chief Executive Officer of the Company.

                             STOCK PERFORMANCE GRAPH

     The following graph compares the five year cumulative total return on the Company's Common Stock to the total returns on the Standard & Poor's 500 Stock Index and a Peer Group. The comparisons in this table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock or the referenced indices.

                         FIVE YEAR PERFORMANCE GRAPH
              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

                                         SMP     S&P 500   Peer Group(1)
                                        -----    -------   -------------
     1999............................   $100      $100         $100
     2000............................     48        91           52
     2001............................     92        80           65
     2002............................     89        62           59
     2003............................     86        80           90
     2004............................    114        89          103

     [THE TABLE ABOVE WAS DEPICTED AS A LINE GRAPH IN THE PRINTED MATERIAL.]

* Assumes $100 invested on December 31, 1999 in Standard Motor Products, Inc. Common Stock, S&P 500 Stock Index and a Peer Group. The total return assumes the reinvestment of dividends.

(1) The Peer Group companies consist of Dana Corp., ArvinMeritor, Inc. and R&B, Inc.

                STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

     To be considered for inclusion in next year's Proxy Statement pursuant to the provisions of Rule 14a-8 of the Exchange Act, stockholder proposals must be received at the Company's offices no later than the close of business on December 21, 2005. Proposals should be addressed to Sanford Kay, Secretary, Standard Motor Products, Inc., 37-18 Northern Boulevard, Long Island City, New York 11101.

     For any stockholder proposal that is not submitted for inclusion in the next year's Proxy Statement, but is instead sought to be presented directly at the 2006 Annual Meeting, rules of the Securities and Exchange Commission permit management to vote proxies in its discretion if the Company: (1) receives notice of the proposal before close of business on March 4, 2006, and advises stockholders in the 2006 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to the close of business on March 4, 2006. Notice of intention to present proposals at the 2006 Annual Meeting should be addressed to Sanford Kay, Secretary, Standard Motor Products, Inc., 37-18 Northern Boulevard, Long Island City, New York 11101.

     The Company's 2004 Annual Report has been mailed to stockholders. A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 is included in the 2004 Annual Report and will also be furnished to any stockholder who requests the same free of charge (except for exhibits thereto for which a nominal fee covering reproduction and mailing expenses will be charged.)

                                  OTHER MATTERS

     On the date this Proxy Statement went to press, management knew of no other business that will be presented for action at the Annual Meeting. In the event that any other business should come before the Annual Meeting, it is the intention of the proxy holders named in the proxy card to take such action as shall be in accordance with their best judgment.

                                              By Order of the Board of Directors

                                                                 /s/ Sanford Kay

                                                                     Sanford Kay
                                                                       Secretary

Dated: April 19, 2005

                                   Appendix A
                                   ----------

                          STANDARD MOTOR PRODUCTS, INC.

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                           (as amended in April 2005)

I.   AUDIT COMMITTEE
     ---------------

There shall be an Audit Committee of the Board of Directors, composed of at least three Directors, appointed annually by the Board of Directors, each of whom shall have no relationship to the Company that may interfere with the exercise of their independence from management and the Company and shall otherwise satisfy the applicable membership requirements under the rules of the New York Stock Exchange, Inc. ("NYSE"), as such requirements are interpreted by the Board of Directors in its business judgment. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

II.  AUDIT COMMITTEE PURPOSE
     -----------------------

The Audit Committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company. Each member is independent according to the specified criteria of the Securities Exchange Act of 1934, the NYSE and the Sarbanes-Oxley Act of 2002. All members shall have sufficient financial experience and ability to enable them to discharge their responsibilities and at least one member shall be a financial expert subject to the SEC's definition of a "financial expert." The Audit Committee's primary duties are to:

1. Review the integrity of the Company's financial statements and financial reporting process and systems of internal controls regarding finance, accounting, legal and regulatory compliance.

2. Review the independence, qualifications and performance of the Company's independent auditors and internal auditing department.

3. Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

4. Prepare the report of the Audit Committee that the SEC rules require to be included in the Company's annual proxy statement.

The Audit Committee has the authority to conduct any investigation appropriate in fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

III. AUDIT COMMITTEE RESPONSIBILITIES
     --------------------------------

The Audit Committee's primary duties and responsibilities are to:

1. Review, and discuss with management and the independent auditors, the annual audited financial statements and the quarterly financial statements (including reviewing the Company's specific disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations") contained in the Annual Report of Form 10-K and in the Quarterly Reports on Form 10-Q prior to filing. The Audit Committee shall discuss with the independent auditors any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with Statement of Auditing Standards (SAS) No. 61.

2. Review and discuss the Company's earnings press releases prior to their release to the public. The Audit Committee shall also discuss generally the types of financial information and earnings guidance to be provided to analysts, rating agencies and others. The Audit Committee's responsibility to discuss such financial information and earnings guidance may be discharged generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made). The Audit Committee need not discuss in advance each instance in which the Company may provide earnings guidance.

3. Appoint, retain and, where appropriate, terminate the independent auditors. On an annual basis, approve the compensation and the terms of engagement of the independent auditors (including the pre-approval of all audit and non-audit service fees) and evaluate the performance of the independent auditors. The Audit Committee shall also regularly review with the independent auditors any difficulties the auditors encountered in the course of the audit work, including any restrictions on the scope of the independent auditors' activities or on access to requested information, and any significant disagreements with management. The independent auditors shall report directly to the Audit Committee. The independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the Company's stockholders.

4. Assess, at least annually, the independent auditors' independence. The Audit Committee shall establish and/or approve policies regarding the hiring of employees or former employees of the Company's independent auditors.

5. Obtain and review, at least annually, a report by the independent auditors describing the firm's internal quality control procedures, any material issues raised by the most recent internal quality-control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, in respect of one or more independent audits carried out by the firm, and any steps taken to deal with any such issues. The report from the independent auditors shall also address all relationships between the independent auditors and the Company, in order to allow the Audit Committee to assess the independence of the independent auditors.

6. Review the independent auditors' Management Letter recommendations concerning internal controls. The Audit Committee shall discuss with management policies relating to risk assessment and risk management, including significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. The Audit Committee shall receive and review the report on the Company's internal accounting controls contemplated by Section 404 of the Sarbanes-Oxley Act and the report from the independent auditors with respect to the same.

7. Review the resources, the internal audit charter, risk assessment and the scope of work of the internal audit department.

8. Review the quarterly summary reports to management prepared by the internal audit department.

9. Maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by Company employees of concerns regarding accounting or auditing matters.

10. Obtain from the independent auditors assurance that Section 10A of the Securities Exchange Act of 1934 (added by the Private Securities Litigation Reform Act of 1995) has not been implicated.

11. Obtain reports from management, the Company's senior internal audit executive and the independent auditors that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Corporate Code of Ethics.

12. Review and update the Audit Committee Charter periodically, at least annually, as conditions dictate. The Charter shall be submitted to the Board of Directors for approval and published at least every three years in accordance with SEC regulations. The Audit Committee also shall conduct an annual evaluation of the Audit Committee's performance.

13. Annually prepare a report to stockholders as required by the SEC. The report should be included in the Company's annual proxy statement.

IV.  MEETINGS
     --------

The Audit Committee shall meet as and when deemed appropriate by the Chair of the Committee, however, not less than four times annually. Three members of the Committee shall constitute a quorum for the transactions of business. The Audit Committee shall periodically meet in separate sessions with management, with internal auditors and with independent auditors.

V.   REPORTING OF COMMITTEE ACTIVITIES AND RECOMMENDATIONS
     -----------------------------------------------------

The Audit Committee shall regularly report to the Board of Directors. The Audit Committee will maintain minutes and other relevant records of its meetings that will document its activities and recommendations. The General Auditor or the General Counsel, each of whom shall act as Secretary to the Audit Committee, will compile said documentation.

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE    STANDARD MOTOR PRODUCTS, INC.
                                 REVOCABLE PROXY
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 19, 2005

     The undersigned stockholder of Standard Motor Products, Inc. (the "Company") hereby appoints Lawrence I. Sills and John P. Gethin, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote as designated on this Proxy, all of the shares of the Company's Common Stock held of record by the undersigned on April 8, 2005 at the annual meeting of the stockholders of the Company to be held on May 19, 2005, or at any adjournment thereof.

                                     COMMON

                                                        For    Withhold
                                                      Election   Vote
                                                       of All   For All  For All
                                                      Nominees  Nominees  Except
1. Election of Directors                                [_]       [_]      [_]

   Robert M. Gerrity, Kenneth A. Lehman, Arthur S. Sills, Lawrence I. Sills, Peter J. Sills, Frederick D. Sturdivant, Willam H. Turner, Richard S. Ward and Roger M. Widmann

INSTRUCTION:To withhold authority to vote for any individual nominee(s), mark "For All Except"and write the name of such nominee(s) in the space provided below.

--------------------------------------------------------------------------------

                           DIRECTORS RECOMMEND AGAINST
                                                        For     Against  Abstain
2. Stockholder proposal concerning preferred share      [_]       [_]      [_]
   purchase rights.

                             DIRECTORS RECOMMEND FOR

3. Proposal to ratify the appointment of Grant Thornton [_]       [_]      [_]
   LLP as the Company's independent registered public accounting firm for the fiscal year ending December
   31,2005.


4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ALL OF THE NOMINEES NAMED ABOVE, "AGAINST" PROPOSAL 2 AND "FOR" PROPOSAL 3. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

                                                        ------------------------
         Please be sure to sign and date                | Date                 |
           this Proxy in the box below.                 |                      |
--------------------------------------------------------------------------------
|                                                                              |
|                                                                              |
-----------Stockholder sign above----------Co-holder (if any) sign above-------

    Detach above card, sign, date and mail in postage paid envelope provided.
--------------------------------------------------------------------------------

                          STANDARD MOTOR PRODUCTS, INC.
--------------------------------------------------------------------------------
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE &MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

--------------------------------

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